Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
tom.paulson@tennantco.com	kathryn.lovik@tennantco.com
763-540-1204	763-540-1212

Tennant Company Reports 2017 Third Quarter Results

Record net sales for a third quarter of $262 million, up approximately 31 percent;
Organic sales rose 1.3 percent;

Earnings per share of $0.20 include special items primarily related to IPC Group acquisition that reduced earnings by $0.12 per share; Adjusted EPS of $0.32;

Adjusted EBITDA of 10.7% improved over prior year by 40 basis points;
Strong cash flow in the quarter enabled debt reduction of $23 million;

Included in both reported and adjusted earnings per share is non-cash expense for amortization of IPC Group intangible assets of $0.29 per share;

Company reaffirms 2017 full year net sales guidance range and lowers EPS guidance range to primarily reflect slower progress with gross margin improvements and accelerated non-cash purchase accounting amortization for IPC Group.
MINNEAPOLIS, Nov. 2, 2017—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net sales of $262 million, a record for a third quarter, and net income of $3.6 million, or $0.20 per share, for the quarter ended September 30, 2017.
The 2017 third quarter included special items that reduced earnings by a total of $0.12 per share for acquisition costs related to the IPC Group (IPC) acquisition. Further, the third quarter results also included $7.3 million, or $0.29 per share, which was $5.2 million, or $0.21 per share, higher than was included in the company’s prior guidance, from accelerated amortization for the intangible assets as the company refined its purchase accounting and related amortization method for the IPC acquisition. (See the Supplemental Non-GAAP Financial Table.)

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“Our third-quarter results reflect slower growth in North America attributed to timing of key strategic account deals, the restructuring of our field service team, continued manufacturing inefficiencies and raw material inflation, matters we continue to address,” said Chris Killingstad, Tennant Company's president and chief executive officer. “While we faced some near-term setbacks, we are staying the course strategically and positioning Tennant to be operationally stronger than ever before. We are ahead of our acquisition plans for IPC, our core Tennant EMEA business grew by 14.6 percent in the quarter and a steady stream of new products has raised our vitality index to 47 percent. I remain confident that we are building the right platform for long-term profitable growth.”
Third Quarter Operating Review
The company's 2017 third quarter consolidated net sales of $262 million improved approximately 31 percent over the prior-year quarter, including 28.4 percent from acquisitions. Organic net sales, which exclude the impact of foreign currency exchange, acquisitions and divestitures, rose approximately 1.3 percent. 2017 third quarter growth was primarily driven by the company’s Europe, Middle East and Africa (EMEA) region, offset by slower sales in North America.
Geographically, sales in the Americas increased 5.7 percent, down 0.2 percent organically due to North American key strategic accounts timing, while sales in the EMEA region were up 169.0 percent, or up 14.6 organically, on strong sales performance in the Western European countries. Sales in the Asia Pacific (APAC) region increased by 18.9 percent, however declined 8.5 percent organically, reflecting declines in Korea, China and the Southeast Asia region.
Tennant's gross margin in the 2017 third quarter was 39.9 percent, and the as-adjusted gross margin was 40.8 percent compared to 42.6 percent in the prior-year quarter. Results are driven by IPC and other geographic sales mix, as well as continued pressure from field service productivity, manufacturing inefficiencies and raw material inflation, matters the company continues to address.
Research and development (R&D) expense for the 2017 third quarter totaled $7.9 million, or 3.0 percent of sales, versus $8.4 million, or 4.2 percent of sales, a year ago. The company continues to invest in developing a robust pipeline of innovative new products and technologies.
Selling and administrative (S&A) expense in the 2017 third quarter was $85.7 million, or 32.7 percent of sales, which includes $23.4 million of IPC-related expenses, including $8.2 million of IPC-related amortization and other acquisition-related expenses. Excluding these costs and IPC-related revenue, S&A expenses were 30.2 percent of sales, as Tennant continues to balance disciplined spending control with investments in key growth initiatives. Tennant’s prior-year quarter S&A expense was $60.6, or 30.3 percent of sales.
Tennant's 2017 third quarter operating profit was $11.0 million, or 4.2 percent of sales. Excluding operating profit (loss) related to IPC, Tennant’s operating profit was $16.7 million, or 8.1 percent of sales, compared to an operating profit of $16.3 million, or 8.1 percent of sales, in the year-ago quarter. The 2017 third quarter Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted was $28.0 million, or 10.7 percent of sales, compared to $20.7 million, or 10.3 percent of sales, in the year-ago quarter. (See the Supplemental Non-GAAP Financial Table.)

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During the 2017 third quarter, Tennant generated cash flow from operations of nearly $35 million, compared to nearly $21 million in the 2016 third quarter. In the 2017 third quarter, the company repaid approximately $23 million in outstanding debt and paid $3.7 million in cash dividends to shareholders. Capital expenditures in the 2017 third quarter totaled $7.1 million compared to $7.7 million in the same period last year.
New Product and Technology Pipeline
This quarter, Tennant launched the new T350 Stand-On Commercial Scrubber, which is an ideal choice for customers who demand high productivity and maneuverability in obstructed spaces. The T350 is the category leader in productivity, cleaning more than 30,000 square feet per hour, and is equipped with Tennant’s exclusive ec-H2O NanoClean®, Smart-Fill automated battery watering, IRIS® and Pro-Panel® technologies.
“The market is responding positively to our new products. Through the first nine months of 2017, 47 percent of our equipment sales stemmed from products released within the last three years, far ahead of our 30 percent target. With the inclusion of IPC, our product portfolio today addresses a much larger cross-section of the market and wider range of customers, especially in certain regions where mid-tier offerings are increasingly relevant. Tennant has a robust and highly promising new product pipeline and we expect to maintain our momentum in this vital area in 2018 and beyond. The improved diversity in our offerings, along with our continued investment in new technologies, such as remote diagnostics, telemetry-based asset management, lithium ion batteries and fuel cells, autonomous guided vehicles (AGV) and others, will play an important role in our growth,” said Chris Killingstad.
2017 Business Outlook
Killingstad concluded, “We’re continuing to execute on our strategies while advancing solid operating fundamentals within our business. As we move toward the end of 2017, we remain focused on several key areas: pursuing gross margin recovery through better productivity in our service organization, plants and supply chain, continuing our integration of IPC, solid sales execution across all geographies, and robust cash generation to enable reduction of our debt.”
Tennant Company continues to estimate 2017 full year net sales in the range of $960 million to $990 million, reflecting an increase of 18.7 percent to 22.4 percent from fiscal 2016 results, which includes an approximate 1 percent to 2 percent of organic growth. Tennant now expects 2017 full year reported GAAP earnings in the range of $0.05 to $0.25 per share, and adjusted earnings per share in the range of $1.50 to $1.70, reflecting slower progress against our gross margin recovery initiatives. The difference between GAAP and adjusted earnings guidance is related to the year-to-date non-GAAP adjustments of $1.40 per share and anticipated fourth quarter integration expenses.

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Previously, the company expected 2017 full year reported GAAP earnings in the range of $0.85 to $1.05 per share and adjusted earnings in the range of $2.20 to $2.40 per share. The change in guidance is attributed to continued operational challenges within our business, including field service productivity, manufacturing efficiencies, and raw material inflation, which accounted for approximately $0.37 per share. In addition, the company accelerated the amortization for certain of the IPC-related intangible assets as it continues to finalize the accounting for the IPC acquisition, which resulted in additional expense of $8.4 million, or $0.33 per share. In total the amortization expense related to IPC for 2017 is expected to be $15.7 million, or $0.61 per share. For the 2016 full year, earnings per share totaled $2.59 on net sales of $808.6 million.
Tennant’s 2017 annual financial outlook includes the following additional assumptions:

•	Continued stable economy in North America, modest improvement in Europe and a challenging business environment in APAC;

•	Foreign currency exchange impact net sales from 0 percent to negative 1 percent;

•	Gross margin performance in the range of 41 percent to 42 percent;

•	R&D expense in the range of 3 percent to 4 percent of sales;

•	Capital expenditures in the range of $20 million to $25 million; and

•	An effective tax rate of approximately 29 percent.
Conference Call
Tennant will host a conference call to discuss the 2017 third quarter results today, November 2, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the Home page. A taped replay of the conference call with slides will be available at investors.tennantco.com for approximately three months after the call.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $0.8 billion in 2016 and has approximately 3,200 employees. Tennant acquired IPC Group in April of 2017. IPC Group, headquartered in Italy, had sales of $0.2 billion in 2016 and has approximately 1,100 employees. Tennant has manufacturing operations throughout the world; and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

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Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to attract, develop and retain key personnel; our ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of any variable rate debt, and prevent us from meeting our covenant and payment obligations related to our debt instruments; our ability to effectively manage organizational changes; our ability to successfully upgrade, evolve and protect our information technology systems; our ability to develop and commercialize new innovative products and services; unforeseen product liability claims or product quality issues; fluctuations in the cost, quality, or availability of raw materials and purchased components; foreign currency exchange rate fluctuations, particularly the relative strength of the U.S. dollar against other major currencies; the occurrence of a significant business interruption; our ability to comply with laws and regulations; and our ability to sufficiently remediate any material weaknesses or significant deficiencies in our internal control over financial reporting.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement except as required by law, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Gross Margin - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, Profit from Operations, excluding IPC-related profit - as adjusted, Operating Margin, excluding IPC-related profit - as adjusted, Profit Before Income Taxes - as adjusted, Income Tax Expense - as adjusted, Net Earnings Attributable to Tennant Company - as adjusted, and Net Earnings Attributable to Tennant Company per Share - as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Margin - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, and Profit Before Income Taxes - as adjusted by adding back the pre-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off. We calculate Profit from Operations, excluding IPC-related profit - as adjusted and Operating Margin, excluding IPC-related profit - as adjusted by adding back the pre-tax effect of the inventory fair value adjustment, the restructuring charge, acquisition costs,

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Page 6 – Tennant Company Reports 2017 Third Quarter Results

pension settlement and IPC-related loss/profit from operations. We calculate Income Tax Expense - as adjusted by adding back the tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company - as adjusted by adding back the after-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company per Share - as adjusted by adding back the after-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and acquisition-related currency loss (EBITDA - as adjusted), is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA - as adjusted and EBITDA Margin are financial measures that do not reflect GAAP. We calculate EBITDA - as adjusted by adding back the pre-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, acquisition-related currency loss, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense, and Amortization Expense to Net Earnings (Loss) - as Reported. We calculate EBITDA Margin - as adjusted by dividing EBITDA - as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Net Sales	$261,921	$200,134	$723,771	$596,826
Cost of Sales	157,317	114,839	434,877	338,740
Gross Profit	104,604	85,295	288,894	258,086
Gross Margin	39.9%	42.6%	39.9%	43.2%
Operating Expense:
Research and Development Expense	7,907	8,418	24,239	24,712
Selling and Administrative Expense	85,651	60,623	247,067	187,315
Loss on Sale of Business	—	—	—	149
Total Operating Expense	93,558	69,041	271,306	212,176
Profit from Operations	11,046	16,254	17,588	45,910
Operating Margin	4.2%	8.1%	2.4%	7.7%
Other Income (Expense):
Interest Income	698	107	1,575	188
Interest Expense	(6,093)	(329)	(18,720)	(919)
Net Foreign Currency Transaction (Losses) Gains	(842)	(149)	(2,375)	175
Other Expense, Net	(482)	(10)	(700)	(360)
Total Other Expense, Net	(6,719)	(381)	(20,220)	(916)
Profit (Loss) Before Income Taxes	4,327	15,873	(2,632)	44,994
Income Tax Expense	731	4,396	385	13,750
Net Earnings (Loss) Including Noncontrolling Interest	3,596	11,477	(3,017)	31,244
Net Earnings (Loss) Attributable to Noncontrolling Interest	37	—	(28)	—
Net Earnings (Loss) Attributable to Tennant Company	$3,559	$11,477	$(2,989)	$31,244

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.20	$0.66	$(0.17)	$1.78
Diluted	$0.20	$0.64	$(0.17)	$1.74

Weighted Average Shares Outstanding:
Basic	17,729,857	17,498,808	17,673,656	17,516,941
Diluted	18,171,444	17,973,206	17,673,656	17,955,499

Cash Dividends Declared per Common Share	$0.21	$0.20	$0.63	$0.60

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2017	2016	%	2017	2016	%
Americas	$161,037	$152,294	5.7	$472,953	$449,704	5.2
Europe, Middle East and Africa	78,851	29,309	169.0	189,483	94,433	100.7
Asia Pacific	22,033	18,531	18.9	61,335	52,689	16.4
Total	$261,921	$200,134	30.9	$723,771	$596,826	21.3
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$55,947	$58,033	$42,283
Restricted Cash	1,292	517	549
Net Receivables	193,725	149,134	135,458
Inventories	141,519	78,622	87,284
Prepaid Expenses	26,281	9,204	14,031
Other Current Assets	4,909	2,412	1,952
Total Current Assets	423,673	297,922	281,557
Property, Plant and Equipment	389,391	298,500	308,922
Accumulated Depreciation	(207,882)	(186,403)	(195,540)
Property, Plant and Equipment, Net	181,509	112,097	113,382
Deferred Income Taxes	19,857	13,439	13,217
Goodwill	179,048	21,065	24,669
Intangible Assets, Net	175,752	6,460	2,887
Other Assets	22,959	19,054	17,362
Total Assets	$1,002,798	$470,037	$453,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$5,281	$3,459	$3,461
Accounts Payable	88,618	47,408	44,997
Employee Compensation and Benefits	35,085	35,997	30,861
Income Taxes Payable	10,599	2,348	985
Other Current Liabilities	63,327	43,617	42,585
Total Current Liabilities	202,910	132,829	122,889
Long-Term Liabilities:
Long-Term Debt	383,252	32,735	32,744
Employee-Related Benefits	25,247	21,134	20,579
Deferred Income Taxes	62,167	171	85
Other Liabilities	32,686	4,625	4,556
Total Long-Term Liabilities	503,352	58,665	57,964
Total Liabilities	706,262	191,494	180,853
Shareholders’ Equity:
Preferred Stock	—	—	—
Common Stock	6,690	6,633	6,611
Additional Paid-In Capital	12,062	3,653	3,032
Retained Earnings	303,987	318,180	306,521
Accumulated Other Comprehensive Loss	(28,426)	(49,923)	(43,943)
Total Tennant Company Shareholders’ Equity	294,313	278,543	272,221
Noncontrolling Interest	2,223	—	—
Total Equity	296,536	278,543	272,221
Total Liabilities and Shareholders’ Equity	$1,002,798	$470,037	$453,074

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended
	September 30
	2017	2016
OPERATING ACTIVITIES
Net (Loss) Earnings Including Noncontrolling Interest	$(3,017)	$31,244
Adjustments to reconcile Net (Loss) Earnings to Net Cash Provided by Operating Activities:
Depreciation	18,515	13,150
Amortization of Intangible Assets	11,430	323
Amortization of Debt Issuance Costs	896	—
Debt Issuance Cost Charges Related to Short-Term Financing	6,200	—
Fair Value Step-Up Adjustment to Acquired Inventory	8,445	—
Deferred Income Taxes	(4,848)	(676)
Share-Based Compensation Expense	4,915	5,747
Allowance for Doubtful Accounts and Returns	983	779
Loss on Sale of Business	—	149
Other, Net	175	(418)
Changes in Operating Assets and Liabilities:
Receivables	(524)	5,752
Inventories	(9,866)	(4,873)
Accounts Payable	5,747	(6,415)
Employee Compensation and Benefits	(9,462)	(5,448)
Other Current Liabilities	10,019	(3,097)
Income Taxes	4,149	2,248
Other Assets and Liabilities	(11,634)	(5,183)
Net Cash Provided by Operating Activities	32,123	33,282

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(16,239)	(22,499)
Proceeds from Disposals of Property, Plant and Equipment	2,456	559
Proceeds from Principal Payments Received on Long-Term Note Receivable	500	—
Issuance of Long-Term Note Receivable	(1,500)	—
Acquisition of Businesses, Net of Cash Acquired	(354,073)	(12,358)
Purchase of Intangible Asset	(2,500)	—
Proceeds from Sale of Business	—	285
(Increase) Decrease in Restricted Cash	(133)	116
Net Cash Used in Investing Activities	(371,489)	(33,897)

FINANCING ACTIVITIES
Proceeds from Short-Term Debt	300,000	—
Repayments of Short-Term Debt	(300,000)	—
Proceeds from Issuance of Long-Term Debt	440,000	15,000
Payments of Long-Term Debt	(81,262)	(3,452)
Payments of Debt Issuance Costs	(16,465)	—
Purchases of Common Stock	—	(12,762)
Proceeds from Issuances of Common Stock	4,728	2,893
Excess Tax Benefit on Stock Plans	—	447
Dividends Paid	(11,204)	(10,583)
Net Cash Provided by (Used in) Financing Activities	335,797	(8,457)

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Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,483	55

Net Decrease in Cash and Cash Equivalents	(2,086)	(9,017)

Cash and Cash Equivalents at Beginning of Period	58,033	51,300

Cash and Cash Equivalents at End of Period	$55,947	$42,283

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Gross Profit - as reported	$104,604	$85,295	$288,894	$258,086
Gross Margin - as reported	39.9%	42.6%	39.9%	43.2%
Adjustments:
Inventory Step-Up	2,246	—	8,445	—
Gross Profit - as adjusted	$106,850	$85,295	$297,339	$258,086
Gross Margin - as adjusted	40.8%	42.6%	41.1%	43.2%

Profit from Operations - as reported	$11,046	$16,254	$17,588	$45,910
Operating Margin - as reported	4.2%	8.1%	2.4%	7.7%
Adjustments:
Inventory Step-Up	2,246	—	8,445	—
Restructuring Charge	—	—	8,018	—
Acquisition Costs	885	—	8,443	—
Pension Settlement	—	—	205	—
Profit from Operations - as adjusted	$14,177	$16,254	$42,699	$45,910
Operating Margin - as adjusted	5.4%	8.1%	5.9%	7.7%

Profit from Operations - as reported	$11,046	$16,254	$17,588	$45,910
Operating Margin - as reported	4.2%	8.1%	2.4%	7.7%
Adjustments:
Inventory Step-Up	2,246	—	8,445	—
IPC-Related Loss (Profit) from Operations	2,509	—	(1,161)	—
Restructuring Charge	—	—	8,018	—
Acquisition Costs	885	—	8,443	—
Pension Settlement	—	—	205	—
Profit from Operations, Excluding IPC-Related Operating Profit - as adjusted	$16,686	$16,254	$41,538	$45,910
Operating Margin, Excluding IPC-Related Operating Profit - as adjusted	8.1%	8.1%	6.8%	7.7%

Profit (Loss) Before Income Taxes - as reported	$4,327	$15,873	$(2,632)	$44,994
Adjustments:
Inventory Step-Up	2,246	—	8,445	—
Restructuring Charge	—	—	8,018	—
Acquisition Costs	885	—	8,443	—
Pension Settlement	—	—	205	—
Financing Costs	—	—	7,378	—
Profit Before Income Taxes - as adjusted	$7,458	$15,873	$29,857	$44,994

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Income Tax Expense - as reported	$731	$4,396	$385	$13,750
Adjustments:
Inventory Step-Up(1)	627	—	2,356	—
Restructuring Charge(1)	—	—	2,234	—
Acquisition Costs(1)	263	—	263	—
Pension Settlement(1)	—	—	47	—
Financing Costs(1)	—	—	2,759	—
Income Tax Expense - as adjusted	$1,621	$4,396	$8,044	$13,750

Net Earnings (Loss) Attributable to Tennant Company - as reported	$3,559	$11,477	$(2,989)	$31,244
Adjustments:
Inventory Step-Up	1,619	—	6,089	—
Restructuring Charge	—	—	5,784	—
Acquisition Costs	622	—	8,180	—
Pension Settlement	—	—	158	—
Financing Costs	—	—	4,619	—
Net Earnings Attributable to Tennant Company - as adjusted	$5,800	$11,477	$21,841	$31,244

Net Earnings (Loss) Attributable to Tennant Company per Share - as reported:
Diluted	$0.20	$0.64	$(0.17)	$1.74
Adjustments:
Inventory Step-Up	0.09	—	0.34	—
Restructuring Charge	—	—	0.32	—
Acquisition Costs	0.03	—	0.47	—
Pension Settlement	—	—	0.01	—
Financing Costs	—	—	0.26	—
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.32	$0.64	$1.23	$1.74
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

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Page 13 – Tennant Company Reports 2017 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Net Earnings (Loss) Including Noncontrolling Interest - as reported	$3,596	$11,477	$(3,017)	$31,244
Adjustments:
Interest Income	(698)	(107)	(1,575)	(188)
Interest Expense	6,093	329	18,720	919
Income Tax Expense	731	4,396	385	13,750
Depreciation Expense	7,472	4,495	18,515	13,150
Amortization Expense	7,650	99	11,430	323
Inventory Step-Up	2,246	—	8,445	—
Restructuring Charge	—	—	8,018	—
Acquisition Costs	885	—	8,443	—
Pension Settlement	—	—	205	—
Acquisition Related Currency Loss	—	—	1,178	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$27,975	$20,689	$70,747	$59,198
EBITDA Margin - as adjusted	10.7%	10.3%	9.8%	9.9%

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